                                                                    Exhibit 4.10

           ----------------------------------------------------------






                          REGISTRATION RIGHTS AGREEMENT

                               DATED MARCH 5, 1998

                                      AMONG

                                  WAM!NET INC.

                                       AND

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED,

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                       AND

                       FIRST CHICAGO CAPITAL MARKETS, INC.





           ----------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into this 5th day of March, 1998, by and among WAM!NET Inc., a Minnesota corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated February 26, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of 208,530 Units. The Units include $208,530,000 principal face amount of the Company's 13 1/4% Senior Discount Notes due 2005, Series A (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees of Notes the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "CLOSING DATE" shall mean the Closing Time as defined in the Purchase Agreement.

     "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "DEPOSITARY" shall mean The Depository Trust Company and its nominees and successors.

     "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2.1 hereof.

     "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "EXCHANGE PERIOD" shall have the meaning set forth in Section 2.1 hereof.

     "EXCHANGE NOTES" shall mean the 13 1/4% Senior Discount Notes due 2005, Series B, issued by the Company under the Indenture containing terms identical to the Notes in all material respects (except for references to certain liquidated damages interest rate provisions, restrictions on transfers and trading as unit with warrants of the Company and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Notes pursuant to the Exchange Offer.

     "HOLDER" shall mean an Initial Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture and each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

     "INDENTURE" shall mean the Indenture relating to the Notes, dated as of March 5, 1998, among the Company, the Subsidiary Guarantors that become parties thereto from time to time, and First Trust National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

     "INITIAL PURCHASER" or "INITIAL PURCHASERS" shall have the meaning set forth in the preamble and their successors.

     "MAJORITY HOLDERS" shall mean (i), with respect to actions in respect of the Exchange Registration Statement, the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Notes that are eligible to participate in the Exchange Offer and (ii), with respect to actions in respect of a Shelf Registration Statement, the Holders of a majority of the aggregate principal amount of Outstanding Registrable Notes that are covered by such Shelf Registration Statement. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Notes held by the Company, any Subsidiary Guarantor or any other obligor on the Notes or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

     "PARTICIPATING BROKER-DEALER" shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. and any other broker-dealer which makes a market in the Notes and exchanges Registrable Notes in the Exchange Offer for Exchange Notes.

     "PERSON" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PRIVATE EXCHANGE" shall have the meaning set forth in Section 2.1 hereof.

     "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in Section 2.1 hereof.

     "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

     "REGISTRABLE NOTES" shall mean the Notes and, if issued, the Private Exchange Notes; provided, however, that any Note and, if issued, any Private Exchange Note shall cease to be a Registrable Note on (i) the date on which such
Note is exchanged by a Person, other than a Participating Broker-Dealer, for an Exchange Note in the Exchange Offer, (ii) as to any Exchange Note received by a Participating Broker-Dealer in the Exchange Offer, the date on which such Exchange Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) the date on which the offer and sale of such Note or Private Exchange Note, as the case may be, has been effectively registered under the 1933 Act, and such Note or Private Exchange Note has been disposed of under the Shelf Registration Statement, (iv) the date on which such Note or Private Exchange Note, as the case may be, is eligible for distribution to the public pursuant to Rule 144(k) under the 1933 Act (or any similar provision then in effect, but not Rule 144A), (v) the date on which such Note or Private Exchange Note, as the case may be, shall have otherwise been sold by the holder thereof and a new Note, executed by the Company and authenticated by the Trustee and not containing a legend restricting further transfer, shall have been delivered to the purchaser and subsequent sales of such Note to the public shall not require registration or qualification under the 1933 Act or any similar state law then in effect, or (vi) such Note or Private Exchange Note, as the case may be, ceases to be outstanding.

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes and any filings with the NASD), (iii) all expenses of any

Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges,
(v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of special counsel selected by Merrill Lynch to represent the Holders of Registrable Notes in connection with any Shelf Registration and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder pursuant to a Shelf Registration Statement.

     "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

     "SHELF REGISTRATION" shall mean a registration effected pursuant to Section
2.2 hereof.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Notes or all of the Private Exchange Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SUBSIDIARY GUARANTORS" shall have the meaning assigned thereto in the Indenture.

     "TRUSTEE" shall mean the trustee with respect to the Notes and the Exchange Notes under the Indenture.

     2. REGISTRATION UNDER THE 1933 ACT.

     2.1 EXCHANGE OFFER. The Company shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 90 days following the Closing Date, file with the SEC under the 1933 Act an Exchange Offer Registration Statement on an appropriate form with respect to the offer of the Company to the Holders to exchange all of the Registrable Notes (other than Private Exchange Notes) for a like principal amount of Exchange Notes, (B) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 150 days of the Closing Date, (C) use its best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its best efforts to cause the Exchange Offer to be consummated not later than 30 days following the date on which the Exchange Offer Registration Statement is declared effective. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Notes acquired directly from the Company for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

     In connection with the Exchange Offer, the Company shall:

          (a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

          (c) utilize the services of the Depositary for the Exchange Offer;

          (d) permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the Prospectus forming part of the Exchange Offer Registration Statement and in the letter of transmittal, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

          (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

          (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company, upon the request of any Initial Purchaser, shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company, on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Notes (the "Private Exchange Notes").

     The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and which does not place the transfer restrictions (or similar restrictions) set forth in Section 3.17 of the Indenture or on the face of the Notes on the Exchange Notes; provided, however, the Private Exchange Notes shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter. The Private Exchange Notes shall be of the same series as, and the Company shall use its best efforts to have the Private Exchange Notes bear the same CUSIP number as, the Exchange Notes.

     As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

          (i) accept for exchange all Registrable Notes properly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement;

          (ii) accept for exchange all Notes properly tendered pursuant to the Private Exchange;

          (iii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (iv) cause the Trustee promptly to authenticate and deliver Exchange Notes or Private Exchange Notes, as the case may be, to each Holder of Registrable Notes so accepted for exchange in a principal face amount equal to the principal face amount of the Registrable Notes of such Holder so accepted for exchange.

     The Accreted Value of each Exchange Note and Private Exchange Note shall be equal to the Accreted Value of the Registrable Note surrendered in exchange therefor, and interest on each Exchange Note and Private Exchange Note will accrue from March 1, 2002 or, if later, the date on which interest was last paid on the Registrable Note surrendered in exchange therefor. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

     2.2 SHELF REGISTRATION. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy,
(ii) the Exchange Offer is not for any other reason consummated within 180 days after the Closing Date, (iii) any Holder of Registrable Notes notifies the Company within 30 days after the commencement of the Exchange Offer that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) it is a broker-dealer and owns Registrable Notes acquired directly from the Company or an affiliate of the Company or (iv) the Holders of a majority in aggregate principal amount of the Registrable Notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and under applicable blue sky or state securities laws, then the Company will, at its cost:

          (A) Use its best efforts to, prior to the later of (x) the 90th day after the Closing Date or (y) the 60th day after such filing obligation arises, file with the SEC a Shelf

Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement, and thereafter shall use its best efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable but no later than 60 days after the obligation to file the Shelf Registration Statement arises; provided, that if the Company has not consummated the Exchange Offer within 180 days after the Closing Date, than the Issuer will file the Shelf Registration Statement with the SEC on or prior to the 30th day after such date.

          (B) Use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Notes (the "Effectiveness Period");

          (C) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     The Company shall not permit any securities other than Registrable Notes to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     2.3 EXPENSES. The Company shall pay all Registration Expenses in connection with a registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

     2.4 EFFECTIVENESS. (a) The Company will be deemed not have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period set forth in Section 2.1 or 2.2 if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during such period as and to the extent contemplated hereby, unless such action is required by applicable law.

     (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Exchange Notes pursuant to an Exchange Offer Registration Statement or Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Exchange Notes or Registrable Notes, as the case may be, pursuant to such Registration Statement may legally resume.

     2.5 INTEREST. The Indenture executed in connection with the Notes will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th calendar day following the Closing Date or (c) the Exchange Offer is not consummated on or prior to the 180th calendar day following the Closing Date or a Shelf Registration Statement is not declared effective within the period specified in Section 2.2(A), (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the Registrable Notes shall accrue interest, as liquidated damages ("Additional Interest"), at a rate of one-half of one percent per annum of the Accreted Value of the Registrable Notes upon the occurrence of each Registration Default, which rate will increase by one-half of one percent each 90-day period that such Additional Interest continues to accrue as a result of such Registration Default, provided that the maximum aggregate interest rate that accrues on the Accreted Value of the Registrable Notes will in no event exceed one and one-half percent (1.5%) per annum. Following the cure of a Registration Default the accrual of Additional Interest on the Registrable Notes will respect to such Registration Default shall cease.

     If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Notes covered by such Shelf Registration Statement ("Shelf Registered Notes") for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then commencing on such 30th day the Shelf Registered Notes shall accrue Additional Interest (in addition to any interest then accruing in accordance with the immediately preceding paragraph), as liquidated damages, at a rate of one-half of one percent per annum of the Accreted Value of the Shelf Registered Notes, which rate will increase by one-half of one percent at the end of each 90-day period in which such Shelf Registration Statement is not usable, provided that the maximum aggregate interest rate that accrues on the Accreted Value of the Shelf Registered Notes as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Shelf Registered Notes pursuant to the first paragraph of this
Section 2.5) will in no event exceed one and one-half percent (1.5%) per annum. Upon the Shelf Registration Statement once again becoming usable, the accrual of Additional Interest on the Shelf Registered Notes due to such Shelf Registration Statement not being usable will cease.

     3. REGISTRATION PROCEDURES.

     In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

     (a) prepare and file with the SEC a Registration Statement or Registration Statements, within the relevant time period specified in Section 2.1 or 2.2, as applicable, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein;

     (b) use its best efforts to cause such Registration Statement(s) to become effective and remain effective within the time periods specified in Section 2.1 or Section 2.2 hereof, as the case may be, and prepare and file with the SEC such post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

     (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holder that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Notes and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Notes, and
(iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable

Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

     (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

     (e) notify promptly each Holder of Registrable Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate,

     (f) (A) in the case of the Exchange Offer Registration Statement, (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Merrill Lynch on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable

Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

     "If the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer"

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

     (B) in the case of any Exchange Offer Registration Statement involving Participating Broker-Dealers, if in the opinion of counsel to the Initial Purchasers such Participating Broker-Dealers would have liability under the 1933 Act or the 1934 Act with respect to any untrue statement of a material fact contained in such Exchange Offer Registration Statement or the related Prospectus, or with respect to any omission to state a material fact therein necessary (in the case of the Prospectus, in light of the circumstances under which they were made) to make the statements made therein not misleading, the Company shall cause to be delivered to the Initial Purchasers, on behalf of the Participating Broker-Dealers, upon the effectiveness of the Exchange Offer Registration Statement: (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public

Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or proposed to be acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Notes to the Initial Purchasers;

     (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish special counsel for the Holders of Registrable Notes participating in such Shelf Registration copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to any Registration Statement or Prospectus or for additional information;

     (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (but without documents incorporated therein by reference or exhibits, unless requested);

     (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of physical certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

     (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vii) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or amend any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

     (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Shelf Registration Statement, any Prospectus contained therein, any amendment (including any post-effective amendment) to such Shelf Registration Statement or any supplement to such Prospectus or any filing of, or amendment to, any document which is to be incorporated by reference into such Registration Statement or Prospectus after the initial filing of such Registration Statement, provide copies of such documents to the Initial Purchasers on behalf of the Holders of Registrable Notes participating in such Shelf Registration; and make representatives of the Company as shall be reasonably requested by Holders of Registrable Notes, or the Initial Purchasers on behalf of such Holders, available for discussion of such documents;

     (m) obtain a CUSIP number for all Exchange Notes, Private Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes, Private Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

     (n) (i) cause the Indenture to be qualified under the TIA in connection with the registration pursuant to Section 2.1 or Section 2.2 of the offer of the Exchange Notes, the Private Exchange Notes or the Registrable Notes , as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause any Subsidiary Guarantor and the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Notes of the Holders participating therein, and in such connection, and whether or not the offering is an underwritten offering:

          (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders participating in such Shelf Registration, addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, if any;

          (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and any other independent certified public accountants of any subsidiary of the Company or of any business acquired or proposed to be acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Notes (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv) if requested by the Majority Holders, enter into a securities sales agreement with the selling Holders of Registrable Notes and an agent of such Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings;

          (v) if an underwriting agreement is to be entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
     Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

          (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Notes being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

     (p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Notes, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and such subsidiaries to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with any such Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

     (q) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such documents to the Initial Purchasers and its counsel and make such changes in any such document prior to the filing thereof as the Initial Purchasers or its counsel may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers or its counsel shall not have previously been advised and furnished a copy of or to which the Initial Purchasers or its counsel shall reasonably object, and make representatives of the Company and its counsel available for discussion of such documents as shall be reasonably requested by the Initial Purchasers (all such actions being taken by the Initial Purchasers for the benefit of the Holders of Registrable Securities); and

     (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement (including any post-effective amendment) or any supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes to be registered thereon, to the Initial Purchasers, to special counsel for the Holders (who shall be appointed by the Majority Holders participating in such Shelf Registration) and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any; make such changes in any such document prior to the filing thereof as the Initial Purchasers, special counsel to such Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers, special counsel for the Holders of Registrable Notes or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers, special counsel to the Holders of Registrable Notes or any underwriter shall reasonably object, and make the representatives of the Company and its subsidiaries available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers, special counsel for the Holders of Registrable Notes or any underwriter (all actions by the Initial Purchasers pursuant to clause (ii) being taken by the Initial Purchasers for the benefit of the Holders of Registrable Notes).

     (r) in the case of a Shelf Registration, use its best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed, or if not then listed, on any national securities exchange requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

     (s) in the case of a Shelf Registration, use its best efforts to cause the Registrable Notes to be rated by the appropriate rating agencies;

     (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (or any similar rule of the SEC then in effect) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12 month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which

Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

     (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

     (v) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Notes and/or Private Exchange Notes, as applicable, and the related indenture, and (ii) each of the Exchange Notes and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions); and

     (w) use its best efforts to take all other steps necessary to effect the registration of the Registrable Notes and the Exchange Notes covered by a Registration Statement contemplated hereby.

     In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes (as a condition to such Holder's participation in the Shelf Registration) to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

     In the event that the Company falls to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(l) of the 1933 Act) of the Company other than Registrable Notes.

     If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders participating in such Shelf Registration. No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Majority Holders participating in the Shelf Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4. INDEMNIFICATION, CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which the offer or sale of Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

     (b) Each Holder by participating in the Exchange Offer or a Shelf Registration severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

     5. MISCELLANEOUS.

     5.1 RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5.2 NO INCONSISTENT AGREEMENTS. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or which otherwise conflicts with the provisions hereof. The Company covenants and agrees that the rights granted to the Holders hereunder do not, and will not for the term of this Agreement, in any way conflict with the rights (including registration rights) granted to the holders of the Company's other issued and outstanding securities.

     5.3 AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure.

     5.4 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this
Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

     5.5 SUCCESSOR AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement applicable to Holders of Registrable Notes, and such person shall be entitled to receive the benefits hereof.

     5.6 THIRD PARTY BENEFICIARIES. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Notes) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Notes shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

     5.7 SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

     5.8 RESTRICTION ON RESALES. Until the expiration of two years after the original issuance of the Notes, the Company will not, and will cause its "affiliates" (as such Term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any the Company or any of its affiliates and shall immediately upon any purchase of any such Notes submit such the same to the Trustee for cancellation.

     5.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.10 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

     5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.12 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity , legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     5.13 SUBSIDIARY GUARANTORS. If any Subsidiary (as such term is defined in the Indenture) become a Subsidiary Guarantor pursuant to Section10.22 of the Indenture, the Company shall cause such Subsidiary to take all actions that may be required under applicable law and SEC policy to cause the guarantee of such Subsidiary to be registered under the 1933 Act as part of the Exchange Offer Registration Statement and any Shelf Registration Statement. Any actions by a Subsidiary taken in compliance with this Section 5.13 shall be taken within the periods required for actions to be taken by the Company hereunder (including without limitation within the periods specified in Sections 2.1 and 2.2 hereof). At the request of any Initial Purchaser, the Company shall cause each Subsidiary Guarantor to execute, acknowledge and deliver such instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement (including, without limitation, the joining by such Subsidiary Guarantor with the Company, on a joint and several basis, in all of the obligations of the Company hereunder).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                             WAM!NET INC



                                             By:  /s/ Edward J. Driscoll III
                                                  -----------------------------
                                                  Name:  Edward J. Driscoll III
                                                  Title: President and CEO


Confirmed and accepted as
of the date first above
written:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST CHICAGO CAPITAL MARKETS, INC.

BY:      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
     /s/ Barbara Daniel
     -------------------------
     Name:  Barbara Daniel
     Title: Vice President

                                                                       EXHIBIT A



                           FORM OF OPINION OF COUNSEL

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Credit Suisse First Boston Corporation
First Chicago Capital Markets, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Merrill Lynch World Headquarters North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     We have acted as counsel for WAM!NET Inc., a Minnesota corporation (the "Company"), in connection with the sale by the Company to you (the "Initial Purchasers") of $___________ aggregate principal amount at maturity of ___% Senior Discount Notes due 2005 (the "Notes") of the Company pursuant to the Purchase Agreement dated February 26, 1998 (the "Purchase Agreement") among the Company and the Initial Purchasers and the filing by the Company of an Exchange Offer Registration Statement (the "Registration Statement") in connection with an Exchange Offer to be effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated March ___, 1998 between the Company and the Initial Purchasers. This opinion is furnished to you pursuant to Section 3(f)(B) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of the Company set forth in the Purchase Agreement and the statements set forth in certificates of public officials and officers of the Company, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties or statements, other than a review of the certificate of incorporation, by-laws and relevant minute books of the Company.

     Based on and subject to the foregoing, we are of the opinion that:

     1. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

     2. We have participated in the preparation of the Registration Statement and the Prospectus and in the course thereof have had discussions with representatives of the Underwriters, officers and other representatives of the Company and Ernest & Young, the Company's independent public accountants, during which the contents of the Registration Statement and the Prospectus were discussed. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Based on our participation as described above, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein as to which we make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement, and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Registration Rights Agreement by or to any other person.

                                             Very truly yours,



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